As filed with the Securities and Exchange Commission on November 14, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

POWERFLEET, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	83-4366463 (I.R.S. Employer Identification Number)

PowerFleet, Inc.
123 Tice Boulevard

Woodcliff Lake, New Jersey 07677

(201) 996-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ned Mavrommatis

Chief Financial Officer

PowerFleet, Inc.

123 Tice Boulevard

Woodcliff Lake, New Jersey 07677

(201) 996-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Jeffrey Spindler, Esq.
Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, New York 10019
Telephone: (212) 451-2300
Facsimile: (212) 451-2222

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [X]	Smaller reporting company [X]

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(1)	Proposed Maximum Offering Price(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common stock, par value $0.01 per share	—	—	—	—
Preferred stock, par value $0.01 per share	—	—	—	—
Warrants	—	—	—	—
Debt Securities	—	—	—	—
Units	—	—	—	—
Total	—	—	$60,000,000	$7,788

(1)	Securities registered hereunder may be sold separately or as units with other securities registered hereunder. There is being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants and units and such indeterminate principal amount of debt securities as may from time to time be issued at currently indeterminate prices and as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions.
(2)	The proposed maximum offering price for securities registered hereunder will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price of all securities registered hereunder.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 14, 2019

PROSPECTUS

$60,000,000

POWERFLEET, INC.

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

We may offer and sell from time to time, in one or more offerings, any combination of the securities described in this prospectus having an aggregate initial offering price of up to $60,000,000.

This prospectus provides you with a general description of the securities we may offer and sell. We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you purchase any of the securities offered hereby.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or dealers or through a combination of these methods on a continuous or delayed basis. The names of any underwriters, dealers, or agents involved in the sale of our securities and their compensation and the nature of our arrangements with them will be described in a prospectus supplement.

Our common stock is traded on the Nasdaq Global Market and the Tel Aviv Stock Exchange under the symbol “PWFL.” The last reported sales price of our common stock on the Nasdaq Global Market on November 12, 2019 was $5.96 per share.

As more fully described below under the heading “Our Company,” on October 3, 2019, following the completion of certain merger transactions, I.D. Systems, Inc., a Delaware corporation (“I.D. Systems”), and Pointer Telocation Ltd., a company limited by shares formed under the laws of the State of Israel (“Pointer”), became our wholly-owned subsidiaries. In connection with such transactions, we became the successor to I.D. Systems and Pointer for certain purposes under both the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This prospectus may not be used to consummate a sale of our securities unless accompanied by a prospectus supplement relating to the offered securities.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 3 of this prospectus before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________ __, 2019

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under the shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings up to a maximum aggregate initial offering price of $60,000,000.

This prospectus provides you with general information regarding the securities we may offer. We will provide a prospectus supplement that contains specific information about any offering by us. The prospectus supplement also may add, update, or change information contained in the prospectus. You should read both this prospectus and the prospectus supplement related to any offering, as well as the additional information described under the headings “Information Incorporated by Reference” and “Where You Can Find More Information.”

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and in any accompanying prospectus supplement is accurate only as of the date indicated on their respective cover pages, regardless of the time of delivery of this prospectus or any prospectus supplement or of any sale of our securities. Our business, financial condition, results of operations, and prospects may have changed since those dates. You should rely only on the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

As used in this prospectus, references to “PowerFleet,” the “Company,” “we,” “us” or “our” refer to PowerFleet, Inc. and its subsidiaries.

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Prospectus Summary

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. This summary may not contain all the information that you should consider before determining whether to invest in our securities. You should read the entire prospectus carefully, including the information included in the “Risk Factors” section, as well as our consolidated financial statements, notes to the consolidated financial statements and the other information incorporated by reference into this prospectus, before making an investment decision.

Our Company

We are a global leader in providing enterprise-class wireless Internet of Things (IoT) and machine-to-machine (M2M) technology that powers wireless solutions for the logistics, industrial vehicle and fleet management markets. Our patented systems utilize radio frequency identification (RFID), Wi-Fi, Bluetooth, satellite or cellular communications, and sensor technology and software to address the needs of organizations to control, track, monitor and analyze their assets. Our cloud-based SaaS platform extracts and captures data from an organization’s mission critical mobility vehicles and assets, including drivers, routes, points-of-interest, logistics network, vehicles and trailers, containers and cargo and additional statuses from the monitored asset and analyzes and converts this data into actionable intelligence optimizing customers’ assets and improving profitability. Our solutions enable customers to achieve tangible economic benefits by making timely, informed decisions that increase the safety, security, revenue, productivity and efficiency of their operations.

On October 3, 2019, we completed the Transactions (as defined below) contemplated by (i) the Agreement and Plan of Merger, dated as of March 13, 2019 (the “Merger Agreement”), by and among I.D. Systems, the Company, Pointer, Powerfleet Israel Holding Company Ltd., a private company limited by shares formed under the laws of the State of Israel and a wholly-owned subsidiary of the Company (“Pointer Holdco”), and Powerfleet Israel Acquisition Company Ltd., a private company limited by shares formed under the laws of the State of Israel and a wholly-owned subsidiary of Pointer Holdco prior to the Transactions (“Pointer Merger Sub”), and (ii) the Investment and Transaction Agreement, dated as of March 13, 2019, as amended by Amendment No. 1 thereto dated as of May 16, 2019, Amendment No. 2 thereto dated as of June 27, 2019 and Amendment No. 3 thereto dated as of October 3, 2019 (the “Investment Agreement,” and together with the Merger Agreement, the “Agreements”), by and among I.D. Systems, the Company, PowerFleet US Acquisition Inc., a Delaware corporation and a wholly-owned subsidiary of the Company prior to the Transactions (“I.D. Systems Merger Sub”), and ABRY Senior Equity V, L.P., ABRY Senior Equity Co-Investment Fund V, L.P. and ABRY Investment Partnership, L.P. (the “Investors”), affiliates of ABRY Partners II, LLC. As a result of the transactions contemplated by the Agreements (the “Transactions”), I.D. Systems and Pointer Holdco each became direct, wholly-owned subsidiaries of PowerFleet and Pointer became an indirect, wholly-owned subsidiary of PowerFleet.

Corporate Information

Our corporate headquarters are located at 123 Tice Boulevard, Woodcliff Lake, New Jersey 07677 and our telephone number is (201) 996-9000. Our website is www.powerfleet.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus.

PowerFleet was incorporated in the State of Delaware in 2019. Unless otherwise stated, all references to “us,” “our,” “PowerFleet,” “we,” the “Company” and similar designations refer to PowerFleet, Inc., collectively with our subsidiaries.

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Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully consider the risk factors set forth in I.D. Systems’ Annual Report on Form 10-K for the year ended December 31, 2018, Pointer’s Annual Report on Form 20-F for the year ended December 31, 2018 and our Registration Statement on Form S-4 filed with the SEC on May 24, 2019, as amended on July 1, 2019 and July 23, 2019, each of which is incorporated by reference into this prospectus, as well as the other information set forth in this prospectus and the documents incorporated by reference herein, before deciding whether to invest in our common stock. Additional risks and uncertainties that we are unaware of may become important factors that affect us. If any of these risks actually occur, our business, financial condition or operating results may suffer, the trading price of our common stock could decline, and you may lose all or part of your investment.

CAUTIONARY Note Regarding Forward-Looking Statements

In addition to historical information, the information included or incorporated by reference in this prospectus contains “forward-looking statements” (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which may include information concerning our beliefs, plans, objectives, goals, expectations, strategies, anticipations, assumptions, estimates, intentions, future events, future revenues or performance, capital expenditures and other information that is not historical information. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. When used in this prospectus, the words “seek,” “estimate,” “expect,” “anticipate,” “project,” “plan,” “contemplate,” “plan,” “continue,” “intend,” “believe” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon our current expectations and various assumptions. We believe there is a reasonable basis for our expectations and beliefs, but there can be no assurance that we will realize our expectations or that our beliefs will prove to be correct.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus. Important factors that could cause our actual results to differ materially from those expressed as forward-looking statements herein include, but are not limited, to:

●	future economic and business conditions;
●	our ability to recognize the anticipated benefits of our acquisition of Pointer and the possibility that we may not be able to integrate successfully the business, operations and employees of I.D. Systems and Pointer;
●	the loss of any of our key customers or reduction in the purchase of our products by any such customers;
●	the failure of the markets for our products to continue to develop;
●	our inability to adequately protect our intellectual property;
●	the effects of competition from a wide variety of local, regional, national and other providers of wireless solutions;
●	changes in laws and regulations, including tax laws, either domestic or foreign, or changes in generally accepted accounting policies, rules and practices;
●	changes in technology or products, which may be more difficult or costly, or less effective, than anticipated; and
●	those risks and uncertainties set forth under the heading “Risk Factors” herein and in I.D. Systems’ Annual Report on Form 10-K for the fiscal year ended December 31, 2018, Pointer’s Annual Report on Form 20-F for the fiscal year ended December 31, 2018 and our Registration Statement on Form S-4 filed with the SEC on May 24, 2019, as amended on July 1, 2019 and July 23, 2019, all of which are incorporated by reference herein.

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There may be other factors of which we are currently unaware or which we currently deem immaterial that may cause our actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date they are made and are expressly qualified in their entirety by the cautionary statements included in this report. Except as may be required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect events or circumstances occurring after the date they were made or to reflect the occurrence of unanticipated events, or otherwise.

Use of Proceeds

Except as may be otherwise set forth in any prospectus supplement accompanying this prospectus, we will use the net proceeds we receive from sales of securities offered hereby for general corporate purposes, which may include working capital, acquisitions, repayment and refinancing of debt and capital expenditures. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of the related securities. Accordingly, we will retain broad discretion over the use of such proceeds. Pending use of the net proceeds, we intend to invest the net proceeds in interest-bearing, investment-grade securities.

Plan of Distribution

We may sell securities described in this prospectus from time to time in one or more of the following ways:

●	through underwriters;
●	through dealers;
●	through agents;
●	directly to purchasers; or
●	through a combination of any of these methods or any other method permitted by law.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

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Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions. The distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price, or prices, which may be changed from time to time;
●	at market prices prevailing at the time of sale;
●	at prices related to such prevailing market prices; or
●	at negotiated prices.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

●	the name of the agent or any underwriters;
●	the public offering or purchase price;
●	any discounts and commissions to be allowed or paid to the agent or underwriters;
●	all other items constituting underwriting compensation;
●	any discounts and commissions to be allowed or paid to dealers; and
●	any exchanges on which the securities will be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and
●	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

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Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

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Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

Description of Capital Stock

General

Our Amended and Restated Certificate of Incorporation, or Charter, authorizes the issuance of 75,150,000 shares of capital stock, consisting of 75,000,000 shares of common stock, par value $0.01 per share, and 150,000 shares of preferred stock, par value $0.01 per share, of which 100,000 shares have been designated as Series A Convertible Preferred Stock (“Series A Preferred Stock”). As of close of business on November 12, 2019, there were 29,686,727 shares of common stock issued and outstanding and 50,000 shares of Series A Preferred Stock issued and outstanding.

The following descriptions are summaries of the material provisions and terms of our capital stock and are qualified by reference to our Charter and our Amended and Restated Bylaws, or Bylaws, each as amended to date.

Common Stock

Voting. The holders of common stock are entitled to one vote for each share held of record on all matters on which the holders of common stock are entitled to vote. Holders of common stock do not have cumulative voting rights in the election of directors.

Dividends. Subject to the rights of holders of all classes of stock (including the Series A Preferred Stock) at the time outstanding that have prior rights as to dividends, the holders of common stock are entitled to receive, when, as and if declared by our board of directors (“Board”), out of assets of the Company legally available therefor, such dividends as may be declared from time to time by our Board.

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Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution or winding-up, or Deemed Liquidation Event (as defined in our Charter), the holders of common stock will be entitled to receive all assets of the Company available for distribution to its stockholders, subject to any preferential or pari passu rights of any then outstanding preferred stock (including the Series A Preferred Stock).

Other Rights. Holders of common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences, and privileges of the holders of common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future (including the Series A Preferred Stock).

Preferred Stock

Blank Check Preferred Stock. Our Board has the authority, without further action by the holders of common stock, to provide for the issuance of up to 50,000 shares of preferred stock in one or more series and to establish from time to time the number of shares to be included in each series, and to fix the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.

We will fix the designations, powers, preferences and rights of the preferred stock of each series in the certificate of designation relating to that series. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include, as applicable:

●	the title and stated value;
●	the number of shares authorized;
●	the liquidation preference per share;
●	the purchase price;
●	the dividend rate, period and payment date, and method of calculation for dividends;
●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
●	the provisions for a sinking fund, if any;
●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
●	any listing of the preferred stock on any securities exchange or market;
●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;
●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;
●	voting rights, if any, of the preferred stock;
●	preemptive rights, if any;
●	restrictions on transfer, sale or other assignment, if any;
●	whether interests in the preferred stock will be represented by depositary shares;
●	a discussion of any material United States federal income tax considerations applicable to the preferred stock;
●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
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●	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and
●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

Series A Preferred Stock. Our Charter designates 100,000 shares of preferred stock as Series A Preferred Stock. In connection with the completion of the Transactions, on October 3, 2019, we issued and sold 50,000 shares of Series A Preferred Stock to the Investors. Set forth below is a summary of the voting powers, designations, preferences and other special rights, and qualifications, limitations and restrictions of, the Series A Preferred Stock.

Preference and Rank. The Series A Preferred Stock ranks senior to the shares of common stock with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company or upon a Deemed Liquidation Event. The Series A Preferred Stock has a liquidation preference equal to the greater of (i) Series A Issue Price (as defined below), plus all accrued and unpaid dividends thereon (except in the case of a Deemed Liquidation Event, then 150% of such amount) and (ii) the amount such holder would have received if the Series A Preferred Stock had converted into common stock immediately prior to such liquidation. “Series A Issue Price” means, with respect to a share of Series A Preferred Stock, $1,000.00, which is subject to ratable adjustment in the case of stock dividends (other than preferred dividends), stock splits, reverse stock splits, combinations, divisions and reclassifications affecting the Series A Preferred Stock, with all such adjustments to be reasonably determined in good faith by our Board.

Dividends. Holders of Series A Preferred Stock are entitled to cumulative dividends at a minimum rate of 7.5% per annum, quarterly in arrears, as set forth in our Charter. Commencing on the 66-month anniversary of the date on which any shares of Series A Preferred Stock are first issued (the “Original Issuance Date”), and on each monthly anniversary thereafter, the dividend rate will increase by 100 basis points, until the dividend rate reaches 17.5% per annum, subject to our right to defer the increase for up to three consecutive months on the terms set forth in our Charter. The dividends are payable at our election in kind, through the issuance of additional shares of Series A Preferred Stock, or in cash, provided no dividend payment failure has occurred and is continuing and that there has not previously occurred two or more dividend payment failures. The Series A Preferred Stock also participate in any dividends on the common stock on an as-converted basis.

Conversion. At any time, each holder of Series A Preferred Stock may elect to convert each share of such holder’s then-outstanding Series A Preferred Stock into the number of shares of common stock equal to the quotient (rounded up to the nearest whole number) of (x) the Series A Issue Price, plus any accrued and unpaid dividends, divided by (y) the Series A Conversion Price in effect at the time of conversion. The “Series A Conversion Price” is subject to adjustment as described in our Charter. The Series A Conversion Price is initially equal to $7.319. At any time after the later of the third anniversary of the Original Issuance Date and the 30th consecutive trading day in which the closing price of our common stock exceeds the product of 1.5 times the then current Series A Conversion Price, we may elect to deliver a notice to the holders of Series A Preferred Stock (the “Mandatory Conversion Notice”) requiring that all or a portion of the outstanding Series A Preferred Stock automatically be converted into shares of common stock at the then current Series A Conversion Price at a date no earlier than 90 days after receipt of the Mandatory Conversion Notice. Upon receipt of a Mandatory Conversion Notice, the holder may require us to redeem all or any portion (irrespective of the number of shares subject to the Mandatory Conversion Notice) of its outstanding shares of Series A Preferred Stock, as further described below.

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Voting; Consent Rights. The holders of Series A Preferred Stock will be given notice by us of any meeting of stockholders or action to be taken by written consent in lieu of a meeting of stockholders as to which the holders of common stock are given notice at the same time as provided in, and in accordance with, our Bylaws. Except as required by applicable law or as otherwise specifically set forth in our Charter, the holders of Series A Preferred Stock are not entitled to vote on any matter presented to our stockholders unless and until any holder of Series A Preferred Stock provides written notification to us that such holder is electing, on behalf of all holders of Series A Preferred Stock, to activate their voting rights and in doing so rendering the Series A Preferred Stock voting capital stock of the Company (such notice, a “Series A Voting Activation Notice”). From and after the delivery of a Series A Voting Activation Notice, all holders of the Series A Preferred Stock will be entitled to vote with the holders of common stock as a single class on an as-converted basis (provided, however, that any holder of Series A Preferred Stock shall not be entitled to cast votes for the number of shares of common stock issuable upon conversion of such shares of Series A Preferred Stock held by such holder that exceeds the quotient of (1) the aggregate Series A Issue Price for such shares of Series A Preferred Stock divided by (2) $5.57 (subject to adjustment for stock splits, stock dividends, combinations, reclassifications and similar events, as applicable)). So long as shares of Series A Preferred Stock are outstanding and convertible into shares of common stock that represent at least 10% of the voting power of the common stock, or the Investors or their affiliates continue to hold at least 33% of the aggregate amount of Series A Preferred Stock issued to the Investors on the Original Issuance Date, the consent of the holders of at least a majority of the outstanding shares of Series A Preferred Stock will be necessary for us to, among other things, (i) liquidate the Company or any operating subsidiary or effect any Deemed Liquidation Event, except for a Deemed Liquidation Event in which the holders of Series A Preferred Stock receive an amount in cash not less than the Redemption Price (as defined below), (ii) amend our organizational documents in a manner that adversely affects the Series A Preferred Stock, (iii) issue any securities that are senior to, or equal in priority with, the Series A Preferred Stock or issue additional shares of Series A Preferred Stock to any person other than the Investors or their affiliates, (iv) incur indebtedness above the agreed-upon threshold, (v) change the size of our Board to a number other than seven, or (vi) enter into certain affiliated arrangements or transactions.

Election of Directors and Board Observer. Pursuant to our Charter, our Board consists of seven directors. So long as shares of Series A Preferred Stock remain outstanding and represent 15% or more, on an as-converted basis, of the voting power of the common stock, the holders of at least a majority of the outstanding shares of Series A Preferred Stock (irrespective of whether a Series A Voting Activation Notice has been delivered to us), voting as a separate class, will be entitled to elect two directors to our Board (the “Series A Directors”) and any committee or subcommittee thereof (subject to the application of SEC and Nasdaq independence requirements). So long as any shares of Series A Preferred Stock remain outstanding and represent less than 15% but not less than 5%, on an as-converted basis, of the voting power of the common stock (irrespective of whether or not a Series A Voting Activation Notice has been delivered to us), the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, will be entitled to elect one Series A Director to our Board. For so long as any shares of Series A Preferred Stock remain outstanding and there are no Series A Directors on our Board, the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, will be entitled to designate one non-voting observer to attend all meetings of our Board and committees and subcommittees thereof, although the observer may be excluded from executive sessions of any committee at the discretion of such committee.

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Mandatory Redemption. At any time after the third anniversary of the Original Issuance Date, provided that (i) we are not then in material breach of (or has previously on no more than two occasions materially breached) any of provisions of our Charter, (ii) the terms of any other indebtedness or agreement would not prohibit such redemption, and (iii) we have not previously exercised such redemption right, we may elect to redeem all (but not less than all) shares of Series A Preferred Stock then outstanding by delivering notice thereof to each holder of then outstanding Series A Preferred Stock in accordance with our Charter. On the applicable redemption date, which must be not less than 60 or more than 90 days after the notice date, we will redeem all outstanding shares of Series A Preferred Stock for an amount per share, payable in cash, equal to the greater of (i) the product of (x) 1.5 multiplied by (y) the sum of the Series A Issue Price, plus all accrued and unpaid dividends and (ii) the product of (x) the number of shares of common stock issuable upon conversion of such Series A Preferred Stock multiplied by (y) the volume weighted average price of the common stock during the 30 consecutive trading day period ending on the trading date immediately prior to the date of such redemption notice or, if calculated in connection with a Deemed Liquidation Event, the value ascribed to a share of common stock in such Deemed Liquidation Event (the “Redemption Price”).

Optional Redemption. At any time after (i) the 66-month anniversary of the Original Issuance Date, (ii) following delivery of a Mandatory Conversion Notice, or (iii) upon a Deemed Liquidation Event, subject to Delaware law governing distributions to stockholders, each holder of Series A Preferred Stock may elect to require us to redeem all or any portion of its outstanding shares of Series A Preferred Stock, by delivering notice thereof to us in accordance with our Charter, for an amount per share, payable in cash, equal to the Redemption Price.

If the holders of Series A Preferred Stock elect to redeem all outstanding shares of Series A Preferred Stock and we have not redeemed all such shares on the applicable date on which the redemption should occur, and such redemption has not been completed on the six month anniversary thereof (a “Redemption Failure”), the holders of at least a majority of the outstanding shares of Series A Preferred Stock will have the right to initiate, conduct and direct, subject to the approval of our Board, a customary sale process regarding the sale of the Company and/or its subsidiaries to be conducted by a special committee of our Board consisting of one non-Series A Director and the Series A Directors. In the event of a Redemption Failure, until such time as the redemption process to which such Redemption Failure relates has been completed, we will be prohibited from creating or issuing any equity or debt securities that rank senior or pari passu to the Series A Preferred Stock without the consent of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, unless the proceeds of the sale of such securities are used to complete the redemption process.

Preemptive Rights. For so long as at least 25% of the aggregate amount of shares of Series A Preferred Stock issued on the Original Issuance Date are outstanding, each holder thereof will have the right to purchase up to its pro rata share of the securities being issued and sold in any of our future offerings of equity or debt securities, subject to customary exceptions.

Anti-Takeover Provisions

Our Charter contains provisions that could have an anti-takeover effect and may delay, defer or discourage potential acquisition proposals or tender offers or delaying or preventing attempts to influence or replace our incumbent directors and officers. These provisions are summarized below.

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Board of Directors

Our Charter provides that our Board will consist of seven directors. So long as shares of Series A Preferred Stock remain outstanding and represent 15% or more, on an as-converted basis, of the voting power of the common stock (irrespective of whether or not a Series A Voting Activation Notice has been delivered to us), the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, will be entitled to elect two directors to our Board as the Series A Directors and any committee thereof (subject to applicable SEC and Nasdaq independence requirements). So long as any shares of Series A Preferred Stock remain outstanding and represent less than 15% but not less than 5%, on an as-converted basis, of the voting power of the common stock (irrespective of whether or not a Series A Voting Activation Notice has been delivered to us), the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, will be entitled to elect one Series A Director to our Board and any committee thereof (subject to applicable SEC and Nasdaq independence requirements). For so long as any shares of Series A Preferred Stock remain outstanding and there are no Series A Directors on our Board, the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, will be entitled to designate one non-voting observer to attend all meetings of our Board and committees thereof, although the observer may be excluded from executive sessions of any committee at the discretion of such committee. A Series A Director may be removed without cause only by the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock acting as a separate class and any vacancy in office of a Series A Director may be filled only by the holders of a majority of the outstanding shares of Series A Preferred Stock acting as a separate class.

No Cumulative Voting

Our Charter does not provide for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes in our Board.

Undesignated Preferred Stock

Our Charter provides our Board with the authority, without further action by the holders of common stock, to provide for the issuance of up to 50,000 shares of currently undesignated and unissued preferred stock in one or more series and to establish from time to time the number of shares to be included in each series, and to fix the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. Our Charter has designated 100,000 shares as Series A Preferred Stock. The existence of authorized but unissued shares of preferred stock would enable our Board to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means.

Consent Rights of Series A Preferred Stock

Our Charter provides that for so long as shares of Series A Preferred Stock are outstanding and convertible into shares of common stock that represent at least 10% of the voting power of the common stock, or the Investors and their affiliates continue to hold at least 33% of the aggregate amount of Series A Preferred Stock issued to the Investors on the Original Issuance Date, the consent of the holders of at least a majority of the outstanding shares of Series A Preferred Stock will be necessary for us to, among other things, (i) liquidate the Company or any operating subsidiary or effect any Deemed Liquidation Event, except for a Deemed Liquidation Event in which the holders of Series A Preferred Stock receive an amount in cash not less than the Redemption Price, (ii) amend our organizational documents in a manner that adversely affects the Series A Preferred Stock, (iii) issue any securities that are senior to, or equal in priority with, the Series A Preferred Stock or issue additional shares of Series A Preferred Stock to any person other than the Investors or their affiliates, (iv) incur indebtedness above the agreed-upon threshold, (v) change the size of our Board to a number other than seven, or (vi) enter into certain affiliated arrangements or transactions.

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Section 203 of the Delaware General Corporation Law (the “DGCL”)

We are subject to Section 203 of the DGCL. Section 203 of the DGCL generally prohibits “business combinations”, including mergers, sales and leases of assets, issuances of securities and similar transactions, by a corporation or a subsidiary with an interested stockholder who beneficially owns 15% or more of a corporation’s voting stock, within three years after the person or entity becomes an interested stockholder, unless: (i) the board of directors approved the acquisition of stock pursuant to which the person became an interested stockholder or the transaction that resulted in the person becoming an interested stockholder prior to the time that the person became an interested stockholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, such person owned at least 85% of the corporation’s outstanding voting stock (excluding shares owned by directors who are officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer) or (iii) after the person or entity becomes an interested stockholder, the transaction is approved by the board of directors and by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder. These provisions may have the effect of delaying, deferring or preventing changes in control of the Company.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our Bylaws provide advance notice procedures for stockholders to nominate candidates for election as directors at our annual and special meetings of stockholders and for stockholders seeking to bring business before its annual meeting of stockholders. Generally, such notice must be provided no later than the 90th day, nor earlier than 120th day, prior to the first anniversary of the previous year’s annual meeting of stockholders. Our Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice as to each person the stockholder proposes to nominate for election as a director.

Special Meetings of Stockholders

Our Charter provides that special meetings of the stockholders may be called only by (i) our Board pursuant to a resolution adopted by a majority of the entire Board, either upon motion of a director or upon written request by holders of at least fifty percent (50%) of the voting power of all the shares of our capital stock then entitled to vote generally in the election of directors, voting together as a single class or (ii) the chairman of the Board or our chief executive officer.

Stockholder Action by Written Consent

Our Charter provides that any action required or permitted to be taken by our stockholders must be effected at an annual or special meeting, and may not be taken by written consent, except for (a) any action required or permitted to be taken by the holders of outstanding Series A Preferred Stock may be effected by the written consent of the holders of at least a majority in voting power of the outstanding shares of Series A Preferred Stock (provided that the holders of the Series A Preferred Stock then have the right to vote pursuant to our Charter) and (b) any action required or permitted to be taken by the holders of the outstanding shares of common stock, may be effected by the written consent of (i) the holders of outstanding shares of Series A Preferred Stock (provided that the holders of the Series A Preferred Stock then have the right to vote pursuant to our Charter) and/or (ii) the holders of outstanding shares of common stock that are current or former holders of Series A Preferred Stock, holding at least a majority of the total voting power of the outstanding shares of common stock and/or Series A Preferred Stock entitled to vote thereon. Other than as set forth above, the holders of common stock are not permitted to act by written consent.

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Preemptive Rights

For so long as at least 25% of the aggregate amount of shares of Series A Preferred Stock issued on the Original Issuance Date are outstanding, each holder thereof will have the right to purchase up to its pro rata share of the securities being issued and sold in any of our future offerings of equity or debt securities, subject to customary exceptions.

Amendments of Certain Provisions of Our Charter

Our Charter requires the affirmative vote of at least 75% of the voting power of the outstanding shares of our capital stock entitled to vote in the election of directors, voting together as a single class, to amend, alter, change, or repeal Articles FOURTEENTH and FIFTEENTH, which relate to the ability of stockholders to call a special meeting or act by written consent, and the threshold for amending such provisions. In all other matters (other than those relating to the rights of the holders of the Series A Preferred Stock), amendment of our Charter requires a majority of the voting power of the outstanding shares of our capital stock.

Authority to Amend Bylaws

Our Charter provides that the Board has the power to alter, amend or repeal any provision of the bylaws or to make new bylaws, without the consent or vote of our stockholders.

Listing

Our common stock is currently quoted on the Nasdaq Global Market and the Tel Aviv Stock Exchange under the symbol “PWFL”.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company, LLC.

Description of Warrants

We may issue warrants for the purchase of shares of our common stock, preferred stock or of debt securities. Any of these warrants may be issued independently or together with any other securities offered by this prospectus and may be attached to or separate from those securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;
●	the currency for which the warrants may be purchased;
●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
●	the terms of any rights to redeem or call the warrants;
●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
●	the periods during which, and places at which, the warrants are exercisable;
●	the manner of exercise;
●	the dates on which the right to exercise the warrants will commence and expire;
●	the manner in which the warrant agreement and warrants may be modified;
●	federal income tax consequences of holding or exercising the warrants;
●	the terms of the securities issuable upon exercise of the warrants; and
●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Description of Debt Securities

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. Unless otherwise specified in the applicable prospectus supplement, we will issue the debt securities under an indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities specifying the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of the debt securities being offered.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

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We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in the applicable prospectus supplement.

We also may issue indexed debt securities. Payments of principal of, and premium and interest on, indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units or by other similar methods or formulas specified in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;
●	any limit upon the aggregate principal amount that may be issued;
●	the maturity date or dates;
●	the form of the debt securities of the series;
●	the applicability of any guarantees;
●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;
●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;
●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;
●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

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●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;
●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;
●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;
●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;
●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;
●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
●	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;
●	any restrictions on transfer, sale or assignment of the debt securities of the series; and
●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

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Events of Default

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;
●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;
●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

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A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and
●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”
●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;
●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;
●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;
●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

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●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or
●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;
●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;
●	register the transfer or exchange of debt securities of the series;
●	replace stolen, lost or mutilated debt securities of the series;
●	pay principal of and premium and interest on any debt securities of the series;
●	maintain paying agencies;
●	hold monies for payment in trust;
●	recover excess money held by the trustee;
●	compensate and indemnify the trustee; and
●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

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At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

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All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Description of Units

We may issue units consisting of common stock, preferred stock, warrants and debt securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	any provisions of the governing unit agreement;
●	the price or prices at which such units will be issued;
●	the applicable United States federal income tax considerations relating to the units;
●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
●	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Warrants,” and “Description of Debt Securities,” will apply to each unit and to any common stock, preferred stock, warrant or debt security included in each unit, respectively.

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Legal Matters

The validity of the securities offered hereby will be passed upon by Olshan Frome Wolosky LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

Experts

The consolidated balance sheets of I.D. Systems as of December 31, 2018 and 2017, and the related consolidated statements of operations, comprehensive loss, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2018, and financial statement schedule for each of the years in the three-year period ended December 31, 2018, incorporated by reference into this prospectus from I.D. Systems’ Annual Report on Form 10-K for the year ended December 31, 2018, have been audited by EisnerAmper LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference.

The consolidated balance sheets of Pointer as of December 31, 2018 and 2017, and the related consolidated statements of comprehensive income, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2018, and financial statement schedules for each of the years in the three-year period ended December 31, 2018, have been audited by Kost Forer Gabbay & Kasierer, a member firm of Ernst & Young Global, independent registered public accounting firm, as stated in their report which is incorporated herein by reference, which are based in part on the reports of Grant Thornton Argentina S.C., Baker Tilly Brasil and Mazars SA, independent registered public accounting firms.

The financial statements and financial statement schedule referred to above have been incorporated herein by reference in reliance on the report of such firms given upon their authority as experts in accounting and auditing.

Information Incorporated by Reference

We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules, under the Securities Act with respect to the securities to be sold pursuant to this prospectus. This prospectus does not contain all the information contained in the registration statement. For additional information with respect to the Company and the securities that may be sold pursuant to this prospectus, we refer you to the registration statement and the exhibits and schedules attached to the registration statement. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement because those statements are qualified in all respects by reference to those exhibits.

The SEC allows us to incorporate by reference information contained in documents we file with it, which means that we can disclose important information to you by referring you to those documents already on file with the SEC that contain that information. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of the securities covered by this prospectus, provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 of any Current Report on Form 8-K (and exhibits filed on such form that are related to such items):

1.	Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2019, filed with the SEC on November 13, 2019;

2.	Our Current Report on Form 8-K filed with the SEC on October 3, 2019;

3.	Annual Report on Form 10-K of I.D. Systems for the fiscal year ended December 31, 2018 filed with the SEC on April 1, 2019, as amended by the Form 10-K/A filed with the SEC on April 30, 2019;

4.	Quarterly Reports on Form 10-Q of I.D. Systems for the fiscal quarter ended March 31, 2019, filed with the SEC on May 15, 2019, and the fiscal quarter ended June 30, 2019, filed with the SEC on August 14, 2019;

5.	Current Reports on Form 8-K of I.D. Systems filed with the SEC on January 8, 2019, January 31, 2019, February 1, 2019, March 13, 2019, March 15, 2019, May 20, 2019, June 27, 2019, August 23, 2019, August 29, 2019 and October 3, 2019;

6.	Annual Report on Form 20-F of Pointer for the fiscal year ended December 31, 2018 filed with the SEC on April 1, 2019;

7.	Reports of Foreign Private Issuer on Form 6-K of Pointer, furnished on May 23, 2019 and August 15, 2019;

8.	The description of our common stock contained in our Registration Statement on Form S-4 (Registration No. 333-231725), or any registration statement or report subsequently filed under the Exchange Act for the purpose of updating such description.

Where You Can Find More Information

We are subject to the informational requirements of the Exchange Act. In accordance with the Exchange Act, we file periodic reports, proxy and information statements and other information with the SEC. Our filings with the SEC are also available to the public over the Internet at the SEC’s website at www.sec.gov or at our website at www.powerfleet.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

Upon written or oral request, we will provide at no cost to the requester a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may obtain copies of these documents from us, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by requesting them in writing or by telephone at the following address:

PowerFleet, Inc.
123 Tice Boulevard

Woodcliff Lake, New Jersey 07677
Attention: Chief Financial Officer
(201) 996-9000

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$60,000,000

POWERFLEET, INC.

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

PROSPECTUS

, 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimates, except for the SEC registration fee:

SEC registration fee		$7,788
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Transfer agent fees and expenses	$	*
Printing expenses	$	*
Miscellaneous fees and expenses	$	*
Total	$	*

*	Information regarding offering expenses is not currently known. The foregoing sets forth the general categories of expenses (other than underwriting compensation) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of our expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation – a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal actions or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The DGCL provides that it is not exclusive of other rights to indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Pursuant to the terms of the Company’s Charter, the Company has agreed to indemnify its current and former directors and officers (and the current and former directors and officers of its subsidiaries) against liability and loss suffered and expenses (including reasonable attorneys’ fees) reasonably incurred in connection with any claim made against such director or officer or any actual or threatened action, suit or proceeding in which such director or officer may be involved by reason of being or having been a director or officer of the Company or its subsidiaries, or, while serving as a director or officer of the Company or its subsidiaries, of serving or having served at the Company’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

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The Charter provides that expenses (including attorneys’ fees) incurred by such persons in defending any action, suit or proceeding shall be paid in advance of the final disposition of such action, suit or proceeding, provided that, to the extent required by law, such advancement of expenses shall be made only upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be so indemnified.

The Charter also provides that the Company may indemnify its current and former employees and agents and may advance expenses to such employees and agents on such terms and conditions as may be approved by the board of directors.

Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the Company, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The Charter eliminates the liability of directors to the extent permitted by the DGCL.

The Company has also entered into indemnification agreements with members of its board of directors and executive officers (the “Indemnification Agreement”). The Indemnification Agreement, subject to limitations contained therein, will obligate the Company to maintain director and officer insurance if reasonably available, and to indemnify the indemnitee, to the fullest extent permitted by applicable law, for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by him or her in any threatened, pending or completed action, suit, claim, investigation, inquiry, administrative hearing, arbitration or other proceeding arising out of his or her services as a director or officer. Subject to certain limitations, the Indemnification Agreement provides for the advancement of expenses incurred by the indemnitee, and the repayment to the Company of the amounts advanced to the extent that it is ultimately determined that the indemnitee is not entitled to be indemnified by the Company. The Indemnification Agreement also creates certain rights in favor of the Company, including the right to assume the defense of claims and to consent to settlements. The Indemnification Agreement does not exclude any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled under applicable law or the Charter or by any other agreement, a vote of stockholders or disinterested directors, or otherwise.

The Company carries directors’ and officers’ liability insurance that covers certain liabilities and expenses of its directors and officers.

The foregoing summaries are qualified in their entirety by the terms and provisions of such arrangements.

Item 16. Exhibits.

Exhibit Number	Exhibit Description

1.1	Form of Underwriting Agreement.*

2.1	Agreement and Plan of Merger, dated as of March 13, 2019, by and among PowerFleet, Inc., Powerfleet Israel Holding Company Ltd., Powerfleet Israel Acquisition Company Ltd., I.D. Systems, Inc. and Pointer Telocation Ltd. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of I.D. Systems, Inc., filed with the SEC on March 15, 2019).

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2.2	Investment and Transaction Agreement, dated as of March 13, 2019, by and among I.D. Systems, Inc., PowerFleet, Inc., PowerFleet US Acquisition Inc., ABRY Senior Equity V, L.P. and ABRY Senior Equity Co-Investment Fund V, L.P. (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K of I.D. Systems, Inc., filed with the SEC on March 15, 2019).

2.3	Amendment No. 1 to the Investment and Transaction Agreement, dated as of May 16, 2019, by and among I.D. Systems, Inc., PowerFleet, Inc., PowerFleet US Acquisition Inc., ABRY Senior Equity V, L.P. and ABRY Senior Equity Co-Investment Fund V, L.P. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of I.D. Systems, Inc., filed with the SEC on May 20, 2019).

2.4	Amendment No. 2 to the Investment and Transaction Agreement, dated as of June 27, 2019, by and among I.D. Systems, Inc., PowerFleet, Inc., PowerFleet US Acquisition Inc., ABRY Senior Equity V, L.P. and ABRY Senior Equity Co-Investment Fund V, L.P. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of I.D. Systems, Inc., filed with the SEC on June 27, 2019).

2.5	Amendment No. 3 to the Investment and Transaction Agreement, dated as of October 3, 2019, by and among I.D. Systems, Inc., PowerFleet, Inc., PowerFleet US Acquisition Inc., ABRY Senior Equity V, L.P., ABRY Senior Equity Co-Investment Fund V, L.P. and ABRY Investment Partnership, L.P. (incorporated by reference to Exhibit 2.5 to the Current Report on Form 8-K12B of PowerFleet, Inc., filed with the SEC on October 3, 2019).

4.1	Amended and Restated Certificate of Incorporation of PowerFleet, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K12B of PowerFleet, Inc., filed with the SEC on October 3, 2019).

4.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K12B of PowerFleet, Inc., filed with the SEC on October 3, 2019).

4.3	Specimen Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registration Statement on Form S-4 of PowerFleet, Inc., filed with the SEC on July 23, 2019).

4.4	Form of Certificate of Designation of Preferred Stock*

4.5	Form of Certificate for Preferred Stock*

4.6	Form of Warrant Agreement*

4.7	Form of Warrant Certificate*

4.8	Form of Indenture

4.9	Form of Debt Security*

4.10	Form of Unit Agreement*

4.11	Form of Unit Certificate*

5.1	Opinion of Olshan Frome Wolosky LLP

23.1	Consent of EisnerAmper LLP

23.2	Consent of Kost, Forer, Gabbay & Kasierer.

23.3	Consent of Grant Thornton Argentina S.C.

23.4	Consent of Baker Tilly Brasil Norte SS Auditores Independentes – EPP.

23.5	Consent of Mazars Certified Public Accountants.

23.6	Consent of Olshan Frome Wolosky LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).

25.1	Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939.**

* If applicable, to be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

** To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

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Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

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(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(i) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodcliff Lake, State of New Jersey on the 14th day of November, 2019.

POWERFLEET, INC.

By:	/s/ Chris Wolfe
Name:	Chris Wolfe
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Chris Wolfe and Ned Mavrommatis as his true and lawful attorney-in-fact, each acting alone, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments to this registration statement, and any registration statement and amendments thereto for the same offering pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting along, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chris Wolfe	Chief Executive Officer (Principal Executive	November 14, 2019
Chris Wolfe	Officer) and Director

/s/ Ned Mavrommatis	Chief Financial Officer (Principal Financial	November 14, 2019
Ned Mavrommatis	and Accounting Officer)

/s/ Anders Bjork	Director	November 14, 2019
Anders Bjork

/s/ Michael Brodsky	Director	November 14, 2019
Michael Brodsky

/s/ Michael Casey	Director	November 14, 2019
Michael Casey

/s/ Charles Frumberg	Director	November 14, 2019
Charles Frumberg

/s/ John Hunt	Director	November 14, 2019
John Hunt

/s/ David Mahlab	Director	November 14, 2019
David Mahlab

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